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                                                                    EXHIBIT 21.1



                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                             (AS OF MARCH 7, 1997)





                                               STATE AND FORM OF
      NAME                                       ORGANIZATION                  OWNERSHIP INTEREST
-----------------                          -------------------------        -------------------------
FelCor/CSS Hotels, L.L.C.                       Delaware; Limited            1% owned by Felcor;
("FelCor/CSS Hotels")                           Liability Company            99% owned by FelCor LP

FelCor/LAX Hotels, L.L.C. ("FelCor/LAX          Delaware; Limited            1% owned by Felcor;
Hotels")                                        Liability Company            99% owned by FelCor LP

FelCor/CSS Holdings, L.P. ("FelCor/CSS          Delaware;                    1% GP interest owned by
Holdings")                                      Limited Partnership          FelCor/CSS Hotels; 99% LP
                                                                             interest owned by FelCor LP

FelCor/St. Paul Holdings, L.P.                  Delaware;                    1% GP interest owned by
("FelCor/St. Paul Holdings")                    Limited Partnership          FelCor/CSS Hotels; 99% LP
                                                                             interest owned by FelCor LP

FelCor/LAX Holdings, L.P. ("FelCor/LAX          Delaware;                    1% GP Interest owned by
Holdings")                                      Limited Partnership          FelCor/LAX Hotels; 99% LP
                                                                             interest owned by FelCor LP

Los Angeles International Airport Hotel         Texas;                       50% GP interest and
Associates                                      Limited Partnership          47.2% LP interest owned by
                                                                             FelCor/LAX Holdings

FelCor Eight Hotels, L.L.C.                     Delaware; Limited            1% owned by FelCor;
("FelCor Eight Hotels")                         Liability Company            99% owned by FelCor LP

                                    # # # #

THE PERCENTAGE INTERESTS REFLECTED ABOVE REPRESENT THE PERCENTAGES OF AGGREGATE EQUITY INTEREST IN THE RESPECTIVE ENTITIES. EACH OF THE GP INTERESTS REFLECTED ABOVE REPRESENTS THE ENTIRE GENERAL PARTNER INTEREST IN SUCH ENTITY.